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                                                                Exhibit 99.1


      THE LUBRIZOL CORPORATION
      29400 Lakeland Boulevard, Wickliffe, Ohio 44092-2298

News Release

FOR RELEASE:          Immediately

FROM:                 FINANCIAL/INVESTOR CONTACT               MEDIA CONTACT
                      Joanne Wanstreet                         James S. Baldwin
                      440/347-1252                             440/347-1838
                      WEB SITE:  HTTP://WWW.LUBRIZOL.COM



                LUBRIZOL TO COMPLETE ACQUISITION OF NOVEON TODAY;
               CEO JAMES HAMBRICK ANNOUNCES ORGANIZATIONAL CHANGES

          o    $1.84 billion acquisition to close as planned

          o New Lubrizol organizational structure and management team announced

          o    Sales momentum continuing in second quarter

          o    Price increases address rising raw material costs

CLEVELAND, Ohio, June 3, 2004 - The Lubrizol Corporation (NYSE: LZ) announced that it will complete its acquisition of Noveon International, Inc. today in a transaction valued at $1.84 billion. The company expects to file a certificate of merger in Delaware by the close of business today. Both Lubrizol and Noveon are global producers and marketers of high-performance specialty chemicals, and both are headquartered near Cleveland, Ohio. Their combined pro forma revenues were $3.2 billion in 2003 and $900 million in the first quarter, 2004.

With the addition of Noveon, Lubrizol's product lines include additives for transportation and industrial lubricants; additives and specialty resins for coatings; ingredients for personal care products, food and beverages and compounds used in the manufacture of specialty plastics. Noveon significantly expands Lubrizol's products and technologies for the global coatings and personal care markets.

In addition to completing syndication of bridge financing for the transaction, the company filed a shelf registration on May 20 with the U.S. Securities and Exchange Commission to sell debt securities and common equity to replace the bridge facility. The refinancing is anticipated to occur by the end of the third quarter.

James L. Hambrick, President and Chief Executive Officer, also announced a redesigned organizational structure consisting of two operating segments:
Lubrizol Additives and Noveon. Mr. Hambrick said, "The new structure has been designed to promote accountability, encourage innovation and focus on commercial results. The management team is in position and we are planning to move quickly to begin to capture synergies for the combined organization."


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Stephen F. Kirk, 54, has been named president of Lubrizol Additives. As vice president for Lubrizol's Fluid Technologies for Transportation division, Mr. Kirk led the company's commercial activities for lubricant and fuel additives. In the new Lubrizol Additives organization, Kirk's additional responsibilities include all technical, manufacturing and other supply chain activities for his business portfolio. His business unit now includes additives for engine oils, driveline fluids, industrial fluids, fuels, emulsified products and advanced fluid systems.

Commenting on the new organization, Steve Kirk said, "The new business unit structure will allow tighter integration of our global additives business and will further enhance our responsiveness to our customers. Our new management team is excited about our ability to focus and dedicate our realigned capabilities more fully to the lubricants and fuels business."

Noveon will become a wholly-owned subsidiary of Lubrizol. Donald W. Bogus, who led Lubrizol's Fluid Technologies for Industry (FTI) division, was named president of the Noveon segment on April 26. Along with the acquisition, Mr. Bogus has responsibility for the complementary FTI businesses that are being assimilated into Noveon. These include additives and specialty resins for coatings and inks, ingredients for personal care products, additives for foam control and other process chemicals. All the Noveon general managers are continuing to lead their respective business units: William B. Sedlacek - Personal Care and Pharmaceuticals; Cornelis Kees Verhaar - Performance Coatings; Andrew L. Auvil - TempRite Products; Julian M. Steinberg - Estane TPU; Thomas M. Holleran - Food, Beverage and Polymer Additives and Jimmy J. M. Chen - Asia Pacific and Static Control. Don Bogus commented, "The continuity of the Noveon management team is enabling a seamless integration for our customers and employees. We are looking forward to contributing to the future of the new Lubrizol."

The new organization includes an Information Systems and Business Processes function that was created to manage key processes extending across the business units. At its upcoming meeting, the board of directors is expected to elect Patrick H. Saunier, 48, as vice president to lead this function. Mr. Saunier joined Lubrizol's manufacturing facility in Rouen, France in 1981. He has held a variety of positions in operations, marketing and information technology based in France, the U.K. and the U.S. In the late 1990's he led the implementation of Lubrizol's enterprise resource planning system for the U.S. and Europe. Since 1999, he has led the European Shared Services organization. Mr. Saunier received his university education in Toulouse, France. His chemical engineering degree is from Institut National des Sciences Appliquees and his business management degree is from Institut d'Administration des Entreprises.

Other Noveon corporate functions are being integrated into Lubrizol's Finance and Planning, Legal, Human Resources and Communications staffs.

Commenting on business conditions in the quarter, James Hambrick said, "The organizational redesign and the acquisition integration are occurring at a time of continuing momentum in our industrial and consumer businesses. In our transportation business, shipments of lubricant additives are meeting expectations. On the other hand, the high cost of petrochemical raw materials is a serious concern. In response, the additives business recently announced a new price increase, effective June 14 for shipments from North and South America and for European shipments billed in U.S. dollar currency. Noveon is also in the process of implementing price increases to address rising raw material costs."

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Mr. Hambrick concluded, "With the Noveon acquisition, Lubrizol is taking a critical strategic step forward, and we are committed to running the new enterprise and supporting our expanding customer base with a motivated, globally leveraged organization."


ABOUT LUBRIZOL
The Lubrizol Corporation (NYSE: LZ) is a global provider of specialty chemicals and materials for a wide variety of markets and end-use applications, such as lubricant additives for engine oils, other transportation-related fluids and industrial lubricants, as well as fuel additives for gasoline and diesel fuel. In addition, Lubrizol makes ingredients and additives for personal care products and pharmaceuticals; specialty materials, including polymer additives and plastics technology; performance coatings in the form of specialty resins and additives; and additives for the food & beverage industry. Lubrizol's industry-leading positions in additives, ingredients and compounds enhance the quality, performance and value of customers' products, while reducing their environmental impact.

Headquartered in Wickliffe, OH, The Lubrizol Corporation owns and operates manufacturing facilities in 22 countries, as well as sales and technical offices around the world. Founded in 1928, Lubrizol has more than 7,800 employees worldwide. In June 2004 Lubrizol acquired Noveon International, Inc. With Noveon, Lubrizol generated pro forma revenues of $3.2 billion in 2003. For more information, visit www.lubrizol.com or www.noveoninc.com.


                                      # # #

This press release contains forward-looking statements within the meaning of the federal securities laws. As a general matter, forward-looking statements relate to anticipated trends and expectations rather than historical matters. Forward-looking statements are subject to uncertainties and factors relating to the company's operations and business environment that are difficult to predict and may be beyond the control of the company. Such uncertainties and factors may cause actual results to differ materially from those expressed or implied by forward-looking statements. Uncertainties and factors that could affect the future performance of the company and cause results to differ from the forward-looking statements in this press release are contained in the company's Registration Statement on Form S-3, filed on May 20, 2004, which is available on the company's website at www.lubrizol.com and upon request.